Exhibit 4.4

                   SECURED PROMISSORY NOTE
                    (Combined Term Note)



$2,000,000                           Los Angeles, California
                                               June 28, 1994



          FOR VALUE RECEIVED, the undersigned (individually, a "Maker" and collectively, "Makers") hereby jointly and severally promise to pay to FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), or order, at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, or at such other address as the holder hereof ("Holder") may specify in writing, the principal sum of Two Million Dollars ($2,000,000) plus interest in the manner and upon the terms and conditions set forth below.

          1.   Rate of Interest

               The unpaid principal balance of this Secured Promissory Note ("Note") shall bear interest at a rate equal to two (2) percent per month. Interest charged on this Note shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.   Schedule of Payments

               Principal and interest under this Note shall be due and payable in arrears according to the following schedule: (a) interest shall be due and payable on the first day of each month commencing August 1, 1994 and continuing thereafter until this Note has been paid in full; (b) the outstanding principal balance, together with all accrued and unpaid interest thereon, shall be due and payable in full on June 30, 1996.

          3.   Prepayment

               This Note may be prepaid at any time, in whole or in part, without any premium or penalty whatsoever.

          4.   Holder's Right of Acceleration

               Upon the occurrence of an Event of Default under (i) that certain Loan and Security Agreement between United Merchants and Manufacturers, Inc. and Foothill of even date herewith, as amended, supplemented or otherwise modified from time to time (the "United Agreement") or (ii) that certain Loan and Security Agreement between Victoria Creations, Inc. and Foothill of even date herewith, as amended, supplemented or otherwise modified from time to time (the "Victoria Agreement") (the United Agreement and the Victoria Agreement are collectively referred to in this Note as, the "Agreements"), including, but not limited to, the failure to pay any installment of principal or interest hereunder when due, the Holder may, at its election and upon notice to the Makers, declare the entire balance hereof immediately due and payable.

          5.   Additional Rights of Holder

               If any installment of principal or interest hereunder is not paid when due, the Holder shall have, in addition to the rights set forth herein, in the Agreements, and under law, the right to compound interest by adding the unpaid interest to principal, with such amount thereafter bearing interest at the rate provided in this Note.

          6.   General Provisions

               (a) If this Note is not paid when due, the Makers further promise to pay all costs of collection, foreclosure fees, and reasonable attorneys' fees incurred by the Holder, whether or not suit is filed hereon.

               (b) The Makers hereby consent to any and all renewals, replacements, and/or extensions of time for payment of this Note before, at, or after maturity.

               (c) The Makers hereby consent to the acceptance, release, or substitution of security for this Note.

               (d) Presentment for payment, notice of dishonor, protest, and notice of protest are hereby expressly waived.

               (e) Any waiver of any rights under this Note, the Agreements, or under any other agreement, instrument, or paper signed by the Makers is neither valid nor effective unless made in writing and signed by the Holder.

               (f) No delay or omission on the part of the Holder in exercising any right shall operate as a waiver thereof or of any other right.

               (g) A waiver by the Holder upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

               (h) Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

               (i) This Note cannot be changed, modified, amended, or terminated orally.

          7.   Security for the Note

               This Note is secured by the Agreements and by the Loan Documents (as that term is defined in each of the Agreements), and is subject to all of the terms and conditions thereof including, but not limited to, the remedies specified therein.

          8. Choice of Law and Venue. THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE MAKERS AND THE HOLDER, SHALL BE DETERMINED UNDER,
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS
OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE MAKERS HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND DETERMINED ONLY IN
THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS
ANGELES, STATE OF CALIFORNIA, OR, AT THE SOLE OPTION OF THE HOLDER, IN ANY OTHER COURT WHERE IT IS NECESSARY TO ENFORCE OR PROTECT FOOTHILL'S SECURITY INTERESTS IN THE COLLATERAL IN WHICH THE
HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH
HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.
TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE MAKERS HEREBY
EXPRESSLY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE
OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

          9. Waiver of Jury Trial. THE MAKERS, TO THE EXTENT EACH MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF THE HOLDER AND THE MAKERS WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. THE MAKERS, TO THE EXTENT EACH MAY LEGALLY DO SO, HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE HOLDER MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION 9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF MAKER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

          10.  Joint and Several Liability.

               (a) Each Maker agrees that it is jointly and severally, directly and primarily liable to the Holder for payment in full of this Note and that such liability is independent of the duties, obligations, and liabilities of the other Maker. The Holder may bring a separate action or actions on each, any, or all of the Obligations against either Maker, whether action is brought against the other Maker.

               (b) Each Maker agrees that any release which may be given by the Holder to the other Maker or any guarantor or endorser of this Note shall not release the other Maker from its obligations hereunder.

               (c) Each Maker hereby waives any right to assert against the Holder any defense (legal or equitable), set off, counterclaim, or claims which such Maker individually may now or any time hereafter have against the other Maker or any other party liable to the Holder in any manner or way whatsoever.

               (d) Each Maker is presently informed as to the financial condition of the other Maker and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of this Note. Each Maker hereby covenants that it will continue to keep itself informed as to the financial condition of the other Maker, the status of the other Maker and of all circumstances which bear upon the risk of nonpayment. Absent a written request from either Maker to the Holder for information, each Maker hereby waives any and all rights it may have to require the Holder to disclose to such Maker any information which the Holder may now or hereafter acquire concerning the condition or circumstances of the other Maker.

               (e) Each Maker waives all rights to notices of default, existence, creation, or incurring of new or additional indebtedness, and all other notices or formalities to which such Maker may, as a joint and several Maker hereunder, be entitled.

               (f) At the request of Makers to facilitate and expedite the administration and accounting processes hereunder, Foothill has agreed, in lieu of maintaining separate loan accounts, Foothill may maintain a single loan account under the name of the Makers (the "Loan Account"). The loan evidenced by this Note shall be made jointly and severally to the Makers and shall be charged to the Loan Account, together with all interest and other charges as permitted under and pursuant to this Agreement. The
Loan Account shall be credited with all repayments of this Note received by the Holder from either Maker.

               (g) The Holder shall render to United Merchants and Manufacturers, Inc., on behalf of Makers, one statement of the Loan Account, which shall be deemed to be an account stated as to each Maker and which will be deemed correct and accepted by each Maker unless the Holder receives a written statement of exceptions from either Maker within thirty (30) days after such statement has been rendered by the Holder. Each Maker hereby expressly agrees and acknowledges that the Holder shall have no obligation to account separately to such Maker.

               (h) Each Maker expressly agrees and acknowledges that the Holder shall have no responsibility to inquire into the correctness of the apportionment or allocation of or any disposition by either of the Makers of (i) the loan evidenced by this Note, or (b) any of the interest, expenses and other items charged to the Loan Account pursuant to this Agreement. Such loan, all interest and expenses and other items shall be made for the collective, joint, and several account of the Makers and shall be charged to the Loan Account.

               (i) Each Maker agrees and acknowledges that the administration of this Note on a combined basis, as set forth herein, is being done as an accommodation to Makers and at their request, and that the Holder shall incur no liability to either of the Makers as a result thereof. To induce Foothill to do so, and in consideration thereof, each of the Makers hereby agrees to indemnify and hold the Holder harmless from and against any and all liability, expense, loss, damage, claim of damage, or injury, made against the Holder by either of the Makers or by any other person or entity, arising from or incurred by reason of such administration of this Note.

          IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.


                              UNITED MERCHANTS AND MANUFACTURERS, INC., a
                              Delaware corporation


                                    /s/ Judith A. Nadzick
                              By        Judith A. Nadzick
                              Title: Executive Vice President

                              VICTORIA CREATIONS, INC., a Rhode Island corporation


                                    /s/ Judith A. Nadzick
                              By        Judith A. Nadzick
                              Title: Assistant Secretary